EXHIBIT 5
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December 16, 1998

Board of Directors
FloridaFirst Bancorp
205 East Orange Street
Lakeland, Florida  33801

         Re:      Registration Statement Under the Securities Act of 1933

Board Members:

         This opinion is rendered in connection with the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to the offer and sale of up to 2,703,851 shares of common stock, par value $0.10 per share (the "Common Stock"), of FloridaFirst Bancorp (the "Company"), including shares to be issued to certain employee benefit plans of the Company and its subsidiary. The Common Stock is proposed to be issued pursuant to the Plan of Mutual Holding Company Reorganization and Stock Issuance (the "Plan") of First Federal Savings & Loan Association of Florida (to be known as First Federal Florida) (the "Bank") in connection with the Bank's reorganization from a mutual savings bank form of organization to a mutual savings bank holding company form of organization, whereby the Bank will convert to the stock form of organization and become a wholly owned subsidiary of the Company, the mutual savings bank holding company, FloridaFirst Bancorp, MHC (in organization) (the "MHC"), will own a majority of the shares of the Company, and a minority of the shares of the Company are to be offered and sold to the public (the "Reorganization"). As special counsel to the Bank, the MHC and the Company, we have reviewed the corporate proceedings relating to the Plan and the Reorganization and such other legal matters as we have deemed appropriate for the purpose of rendering this opinion.

         Based on the foregoing, we are of the opinion that the shares of Common Stock covered by the aforesaid Registration Statement will, when issued in accordance with the terms of the Plan against full payment therefor, be validly issued, fully paid, and non-assessable shares of common stock of the Company.

         We assume no obligation to advise you of changes that may hereafter be brought to our attention.


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Board of Directors
December 16, 1998
Page Two


         We hereby consent to the use of this opinion and to the reference to our firm appearing in the Company's Prospectus under the headings "The Reorganization - Federal and State Tax Consequences of the Reorganization" and "Legal and Tax Opinions." We also consent to any references to our legal opinion referred to under the aforementioned headings in the Prospectus.

                                    Very truly yours,



                                    MALIZIA, SPIDI, SLOANE & FISCH, P.C.